Exhibit 10.10


                        CONSULTING AGREEMENT AND RELEASE

     THIS CONSULTING AGREEMENT ("Consulting Agreement" or "Agreement")) is made and entered into effective as of the 25th day of August, 2003 at 5:30 P.M. EST ("Effective Date"), by and between CRIIMI MAE, Inc., a Maryland corporation (the "Company") and Brian L. Hanson ("Consultant").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Consultant previously served as a Senior Vice President of the Company (the "Employment"); and

     WHEREAS, the Company desires to secure the services of Consultant as a consultant on the terms and conditions herein provided.

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and Consultant agree as follows:


1.   RETENTION OF CONSULTANT
     Company hereby engages the services of Consultant to provide consulting services as described herein.

2.   TERM

     This Consulting Agreement shall commence on the Effective Date and end on the earlier of: (A) December 31, 2003; (B) thirty (30) days after the commencement of employment of the Company's new head of asset management; or (C) a material breach by Consultant or Company in the performance of their respective duties under this Consulting Agreement which goes uncured for a period of five (5) business days after written notice of such breach has been delivered (the "Consulting Period").

3.   OBLIGATIONS OF CONSULTANT

     A. Consultant's duties and powers shall include such projects as may be reasonably requested by the Company and which are reasonably consistent with his duties and responsibilities as existed with the Company immediately prior to the termination of Consultant's Employment as an executive with the Company (the "Services"). Consultant shall work on a full-time basis during the Consulting Period. Consultant will use reasonable diligence in performing the Services.

     B. Consultant shall meet with and advise Company on matters relating to the Services at such times as reasonably requested by the Company.



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4.   COMPENSATION
     During the Consulting Period, the Company shall pay to Consultant, in consideration of his Services and the Release contemplated hereunder, a monthly consulting fee in an amount equal to $30,000 (pro-rated for partial months during the Consulting Period based on the business days worked by Consultant during such month over the number of business days in such month) (the "Fee"). The Fee for any month shall be paid on the last day of such month. In addition to the Fee, Consultant shall be entitled to business expense reimbursement during the Consulting Period in accordance with the business expense reimbursement policy of the Company as it may exist from time to time.

5.   RELATIONSHIP OF PARTIES
     In performing services hereunder, Consultant will at all times and for all purposes, constitute an independent contractor and not an employee, officer or agent of the Company or any of its subsidiaries or affiliates. In no event will Consultant be, or represent himself to be, an officer, employee or agent of the Company or any subsidiary or affiliate of the Company nor will Consultant bind, or attempt to bind, the Company or any subsidiary or affiliate of the Company to any contract, agreement, liability or obligation of any nature. The Company will not be required to provide any Company benefits to Consultant which it provides to its employees including without limitation retirement plans, insurance programs and vacation whether or not Consultant is determined to actually be an employee by any agency, court or tribunal during the Consulting Period. In addition, unless otherwise determined by the Company, the Company shall be under no obligation to withhold any taxes or other amounts to be paid to Consultant in the form of Fees for his service as a consultant.

6.   NOTICE AND PAYMENT
     A. Any notice required to be given under the terms of this Consulting Agreement shall be in writing and delivered personally to the other designated party at the above stated address or mailed by certified, registered (return receipt requested) or by Federal Express.

     B. Either party may change the address to which notice or payment is to be sent by written notice to the other under any provision of this paragraph.


7.   JURISDICTION/DISPUTES
     This Consulting Agreement shall be governed in accordance with the laws of the State of Maryland without giving effect to that state's conflict of law principles. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in Montgomery County, Maryland in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Either party may provide the other a written request for binding arbitration ("Request for Arbitration"). Arbitration shall commence within thirty days of the date of the Request for Arbitration. A judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. The arbitrator or arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party


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shall  pay for and  bear  costs  of its own  experts  and  counsel's  fees;
provided, that, the arbitrator shall have the right to award payment of reasonable legal fees and expenses to the prevailing party in such arbitration.

8.   CONSULTING AGREEMENT BINDING ON SUCCESSORS
     The provisions herein shall be binding upon and shall inure to the benefit of the Parties hereto, their heirs, administrators, and permitted successors and assigns.

9.   ASSIGNABILITY
     The rights and obligations hereunder may not be assigned by any act without the prior written consent of the other Party hereto.

10.  WAIVER
     No waiver by either Party of any default shall be deemed as a waiver of prior or subsequent default of the same or other provisions of this Consulting Agreement.

11.  SEVERABILITY
     If any term, clause or provision hereof is held invalid or unenforceable by a court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other term, clause or provision and such invalid term, clause or provision shall be deemed to be severed from this Consulting Agreement.

12.  INTEGRATION
     This Consulting Agreement constitutes the entire understanding of the Parties and is intended as a final expression of their agreement with respect to the subject matter hereof. It shall not be modified or amended except in writing signed by the Parties hereto and specifically referring to this Consulting Agreement.

13.  COUNTERPARTS
     This Consulting Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

14.  JOINT DRAFTING
     The Parties acknowledge and agree that this Agreement was jointly drafted by the Company on the one side and by Consultant on the other side and in the case of any ambiguity contained in this Agreement, such ambiguity shall not be interpreted against the drafter.

15.  NO WARRANTIES; LIMITATION ON LIABILITY OF CONSULTANT
     The Parties acknowledge and agree that Consultant does not make any warranty, express or implied, with respect to the Services rendered by Consultant or the results obtained from work performed by Consultant. In no event shall Consultant be liable for consequential, incidental, special or indirect damages, or for acts of negligence which are not intentional or gross in nature, regardless of whether either party has been advised of the possibility of such damages. If Consultant is adjudicated by a court of competent jurisdiction and found to have engaged in gross


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negligence or willful or intentional misconduct, Company hereby agrees that
Consultant's liability hereunder for damages, regardless of the form of action, shall not exceed the total amount of the Fees actually paid by the Company to Consultant under the terms of this Consulting Agreement. Company hereby agrees that any breach by Consultant of this Agreement shall not be the basis for Company to claim any right to refuse to perform its obligations under the Employment Agreement, dated July 25, 2001, between CRIIMI and Executive as it has been amended from time to time (the "Employment Agreement"), and that Company shall not be entitled by reason of Consultant's breach hereunder to take or claim any setoff or recoupment against any rights which Consultant may have under the terms of the Employment Agreement.

16.  RELEASE
     Consultant hereby acknowledges that the termination of his employment with the Company was due to the failure of the parties to reach a mutual agreement on an extension of the Term (as defined in the Employment Agreement) thereof and was not a wrongful termination by the Company and its affiliates or by Consultant. In consideration of the benefits provided in this Agreement, including, without limitation, payment of the Fees, Consultant agrees to the limited release of the Company and its respective current and former officers, directors, shareholders, employees, representatives, heirs, attorneys and agents, as well as its respective predecessors, parent companies, subsidiaries, affiliates divisions, successors and assigns and their respective current and former officers, directors, shareholders, employees, representatives, attorneys and agents (the "Released Parties") from all claims, liabilities, and causes of action which Consultant had, now has or may have against the Released Parties related to his employment and the termination thereof and arising under: (i) any claim, tort or cause of action for wrongful or unlawful discharge or demotion, violation of public policy, invasion of privacy, intentional or negligent infliction of emotional distress, defamation, unlawful effort to prevent employment, discrimination on the basis of race, color, sex, national origin, ancestry, religion, age, disability, handicap, medical condition or marital status; (ii) Title VII of the Civil Rights Act of 1964, as amended; (iii) The National Labor Relations Act, as amended; (iv) The Civil Rights Act of 1991; (v) Sections 1981 through 1988 of Title 42 of the United States Code, as amended;
(vi) The Immigration Reform Control Act, as amended; (vii) The Americans With Disabilities Act of 1990, as amended; (viii) The Age Discrimination in Employment Act of 1967, as amended; (iv) The Occupational Safety and Health Act, as amended; (x) The Family and Medical Leave Act of 1993; (xi) Maryland
Occupational Health and Safety Laws; (xii) Maryland Fair Employment Practice Act; and (xiii) Montgomery County Discrimination Laws. This release shall not include any claim arising under any national, state or local statute, law, or ordinance other than those herein delineated, and shall specifically exclude any claims, liabilities, causes of action or attorneys' fees arising from the Company's obligations under the Employment Agreement including Consultant's right to receive all wages and benefits thereunder, Consultant's rights under the Employee Retirement Income Security Act of 1974, as amended, and Consultant's rights to receive all insurance, including indemnification and defense rights and benefits he is eligible to receive. This limited release is solely for the benefit of the Released Parties and shall in no way release any rights or benefits to which Consultant may be entitled from any other entity or person.


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                   [the next page is the signature page]


























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     IN WITNESS  WHEREOF,  the parties  hereto  have  executed  this  Consulting
Agreement as of the date first written above.

                                        CRIIMI MAE, INC.
                                        11200 Rockville Pike
                                        Rockville, Maryland, 20852


                                        By:/s/Barry S. Blattman
                                           -----------------------------------
                                           Barry S. Blattman
                                           Chairman of the Board, Chief
                                             Executive Officer and President


                                           /s/Brian L. Hanson
                                           ----------------------------------
                                           Brian L. Hanson
                                           18522 Viburnum Way
                                           Olney, Maryland 20832














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